Exhibit 23.1 Consent of Independent Auditors We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168878, 333-172573, 333-179773, 333-186964, 333-202462, 333-210189, and 333-176742) of RealPage, Inc. of our report dated September 7, 2017, with respect to the financial statements of Multifamily Housing Operations (a carve-out of the Rainmaker Group Ventures, LLC) as of December 31, 2016 and for the year then ended, and included in this Current Report of Form 8-K/A (No. 001-34846) of RealPage, Inc. dated February 15, 2018. Atlanta, Georgia February 15, 2018